Exhibit 10.4

QUICKSILVER RESOURCES INC.

Restricted Stock Unit Agreement

This AGREEMENT (this “Agreement”) is made and entered into as of                      (“Grant Date”) by and between Quicksilver Resources Inc., a Delaware corporation (the “Company”), and                      (the “Employee”).

1. Grant of Restricted Stock Units. Subject to and upon the terms, conditions, and restrictions set forth in this Agreement and in the Company’s Amended and Restated 1999 Stock Option and Retention Stock Plan (the “Plan”), the Company hereby grants to the Employee [            ] Restricted Stock Units. Unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan.

2. Vesting of Restricted Stock Units.

(a) Vesting Schedule. Except as otherwise provided in this Agreement, on each anniversary of the Grant Date, the number of Restricted Stock Units equal to [            ]% multiplied by the initial number of Restricted Stock Units specified in this Agreement shall become nonforfeitable on a cumulative basis until all of the Restricted Stock Units have become nonforfeitable, subject to the Employee’s remaining in the continuous employ of the Company until such anniversary. For purposes of this Agreement, the continuous employment of the Employee with the Company shall include employment with a Subsidiary and shall not be deemed to have been interrupted, and the Employee shall not be deemed to have ceased to be an employee of the Company, by reason of the transfer of the Employee’s employment among the Company and its Subsidiaries. Notwithstanding the foregoing, the provision of services by the Employee to the Company or a Subsidiary in a capacity other than as an employee following his or her termination of employment, including without limitation, as a consultant or as a non-employee member of a board of directors, shall not be a continuation of employment for purposes of this Agreement.

(b) Accelerated Vesting. Notwithstanding the foregoing, all of the Restricted Stock Units shall immediately become nonforfeitable in the event of (i) a Change in Control while the Employee is employed by the Company (ii) the Employee’s death or becoming disabled (within the meaning of Section 22(e)(3) of the Code) while the Employee is employed by the Company, or (iii) the Employee’s retirement from the Company at or after age 55 with at least five years of credited Company service. For purposes of this Agreement, “Change in Control” means the occurrence of any of the following events:

(i) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (“Exchange Act”)) is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the then-outstanding Voting Stock of the Company; provided, however, that the following acquisitions shall not constitute a Change in Control: (A) any acquisition of Voting Stock of the Company directly from the Company that is approved by a majority of the Incumbent Directors; (B) any acquisition of Voting Stock of the Company by the Company or any subsidiary of the Company; (C) any acquisition of Voting Stock of the Company by the trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary of the Company; and (D) any acquisition of Voting Stock of the Company by Mercury Exploration Company, Quicksilver Energy, L.P., The Discovery Fund, Pennsylvania Avenue Limited Partnership, Pennsylvania Management Company, the estate of Frank Darden, Lucy Darden, Anne Darden Self, Glenn Darden or Thomas Darden, or their respective successors, assigns, designees, heirs, beneficiaries, trusts, estates or controlled affiliates;

(ii) a majority of the Board of Directors of the Company ceases to be comprised of Incumbent Directors; or

(iii) the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the consolidated assets of the Company (each, a “Business Combination Transaction”) immediately after which (A) the Voting Stock of the Company outstanding immediately prior to such Business Combination Transaction does not continue to represent (either by remaining outstanding or by being converted into Voting Stock of the entity surviving, resulting from, or succeeding to all or substantially all of the Company’s consolidated assets as a result of, such Business Combination Transaction or any parent of such entity), at least 50% of the combined voting power of the then outstanding shares of Voting Stock of the entity surviving, resulting from, or succeeding to all or substantially all of the Company’s consolidated assets as a result of, such Business Combination Transaction (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries).

For purposes of this Agreement, (i) ”Incumbent Directors” means the individuals who, as of the date hereof, are Directors of the Company and any individual becoming a Director subsequent to the date hereof whose election, nomination for election by the Company’s shareholders, or appointment, was approved by a vote of a majority of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) and (ii) ”Voting Stock” means securities entitled to vote generally in the election of Directors.

3. Forfeiture of Restricted Stock Units. Subject to Section 2(b) of this Agreement, and except as the Committee may determine on a case-by-case basis, any Restricted Stock Units that have not theretofore become nonforfeitable shall be forfeited if the Employee ceases to be continuously employed by the Company. In the event of a forfeiture, forfeited Restricted Stock Units shall cease to be outstanding and the Employee shall cease to have right, title or interest in, to or on account of the forfeited Restricted Stock Units or any underlying shares of Common Stock.

4. Payment of Restricted Stock Units. Each Restricted Stock Unit shall entitle the Employee to one share of Common Stock upon such Restricted Stock Unit becoming nonforfeitable in accordance with Section 2 of this Agreement. Payment to the Employee shall be made in the form of shares of Common Stock, and shall be evidenced by book entry registration or by a certificate registered in the name of the Employee as soon as practicable following the date on which the Restricted Stock Unit so became nonforfeitable.

5. Dividend, Voting and Other Rights. Except as otherwise provided herein, the Employee shall have none of the rights of a shareholder with respect to any shares of Common Stock underlying the Restricted Stock Units, including the right to vote such shares and receive any dividends that may be paid thereon until such time, if any, that shares of Common Stock are delivered to the Employee in settlement thereof.

6. No Special Employment Rights. Nothing contained in the Plan or this Agreement shall be construed or deemed by any person under any circumstances to obligate the Company to continue the employment of the Employee for any period.

7. Withholding. To the extent that the Company shall be required to withhold any federal, state, local or foreign taxes in connection with the issuance or vesting of any Restricted Stock Units or shares of Common Stock or other securities pursuant to this Agreement, and the amounts payable to the Company for such withholding are insufficient, it shall be a condition to the issuance or vesting of any Restricted Stock Units or shares of Common Stock, as the case may be, that the Employee shall pay such taxes or make provisions that are satisfactory to the Company for the payment thereof. The Employee may elect to satisfy all or any part of any such withholding obligation by surrendering to the Company a portion of the shares of Common Stock that are issued or transferred to the Employee hereunder, and the shares of Common Stock so surrendered by the Employee shall be credited against any such withholding obligation at the fair market value per share of Common Stock on the date of such surrender.

8. Miscellaneous.

(a) Except as otherwise expressly provided herein, this Agreement may not be amended or otherwise modified in a manner that adversely affects the rights of the Employee, unless evidenced in writing and signed by the Company and the Employee.

(b) All notices under this Agreement shall be delivered by hand, sent by commercial overnight courier service or sent by registered or certified mail, return receipt requested, and first-class postage prepaid, to the parties at their respective addresses set forth beneath their names below or at such other address as may be designated in a notice by either party to the other. Notwithstanding the foregoing, any notice sent to such an address in a country other than that from which the notice is sent may be sent by telefax, telegram or commercial air courier.

(c) The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, that notwithstanding any other provision of this Agreement, the Company shall not be obligated to issue any shares of Common Stock or other securities pursuant to this Agreement if the issuance thereof would result in a violation of any such law.

(d) Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Employee under this Agreement without the Employee’s consent, except to the extent necessary to comply with the provisions of Section 409A of the Code.

(e) This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. The Committee, acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions that arise in connection with this Agreement.

(f) Notwithstanding any provision in this Agreement to the contrary, this Agreement will be interpreted, applied and to the minimum extent necessary, unilaterally amended by the Committee, so that the Agreement does not fail to meet, and is operated in accordance with, the requirements of Section 409A of the Code.

(g) Any reference in this Agreement to a Section of the Code shall refer to that Section as it reads as of the date of this Agreement and as it may be amended from time to time, and to any successor provision.

(h) Each provision of this Agreement shall be considered separable. The invalidity or unenforceability of any provision shall not affect the other provisions, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

(i) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

(j) The failure of the Company or the Employee to insist upon strict performance of any provision hereunder, irrespective of the length of time for which such failure continues, shall not be deemed a waiver of such party’s right to demand strict performance at any time in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation or provision hereunder shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.

(k) Except for the right of any party to apply to a court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other equitable relief to preserve the status quo or prevent irreparable harm pending the selection and confirmation of an arbitrator, any controversy or claim arising out of or relating to this Agreement, including without limitation claims under the Americans with Disabilities Act, the Age Discrimination in Employment Act of 1967, as amended, Title VII of the Civil Rights Act of 1964 as amended, or any other applicable state or federal statutory or common law, shall be resolved by arbitration in Fort Worth, Texas, in accordance with the governing rules of the American Arbitration Association (the “AAA”). A demand for arbitration shall be filed with the AAA during the term, or within six months after termination or expiration, of this Agreement. The arbitrator shall have the authority to permit discovery, to the extent deemed appropriate by the arbitrator, upon the request of a party and to grant any type of injunctive relief as well as award damages; provided, however, the arbitrator shall have no authority to award multiple or punitive damages. The costs of the arbitration proceeding, including the fee of the arbitrator, shall be borne equally by the parties. Each party shall bear the costs of its own counsel. Judgment upon the award entered may be enforced by any court of competent jurisdiction.

Grant Date:                     ,             .

QUICKSILVER RESOURCES INC.

By:

Address:

777 West Rosedale Street Fort Worth, Texas 76104

Employee’s Acceptance

The undersigned hereby accepts the foregoing award and agrees to the terms and conditions of the Plan and this Agreement. The undersigned hereby acknowledges receipt of a copy of the Company’s Amended and Restated 1999 Stock Option and Retention Stock Plan.

Address: